Attachment 3

DLP:bt
7/31/92

AMENDED AND RESTATED
BY-LAWS
OF
KEY TRONIC CORPORATION
AS OF JULY 31, 1992

ARTICLE I.
Name of Corporation

The name of this Corporation is: KEY TRONIC CORPORATION

ARTICLE II.
Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held at such date and time as fixed each year by the Board of Directors not more than thirteen (13) months after the last previous annual meeting of the shareholders to elect a Board of Directors and transact other business brought before the meeting. In the event that such annual meeting is omitted by oversight or otherwise on the date herein provided for, the Directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be possible, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. If an annual meeting has not been called and held within six (6) months after the time designated for such meeting, any shareholder or shareholders who in the aggregate own ten percent (10%) or more of the Corporation's issued and outstanding stock may call the meeting. Such subsequent

meeting shall be called in the same manner as provided for the annual shareholders' meeting.

Section 2. Special Meeting. Except as otherwise provided by law, special meetings of shareholders of this Corporation shall be held whenever called by the President or by a majority of the Board of directors or whenever one or more shareholders who are entitled to vote and who hold at least ten percent (10%) of the capital stock issued and outstanding shall make written application therefor to the Secretary or an Assistant Secretary stating the time, place and purpose of the meeting called for.

Section 3. Place of Meetings. All meetings of shareholders shall be held at the offices of the Corporation in Spokane, Washington, if no other designation is made, or at such places within or without the state of Washington as determined by the Board of Directors.

Section 4. Notice. Notice of each shareholders' meeting stating the time and place and, in case of a special meeting, the purpose for which such meeting is called, shall be given by the Secretary or an Assistant Secretary when called for as provided herein by mail not less than ten (10) (unless a greater period of notice is required by law in a particular case), nor more than fifty (50) days prior to the date of the meeting, to each shareholder of record entitled to vote, by United States mail or telegram, charges prepaid, at his address as it appears on the stock books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notice intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as provided above, with postage thereon prepaid.

Section 5. Waiver of Notice. Whenever any notice is required to be given by these By-Laws, or the Articles of Incorporation of this Corporation, or any of the corporation laws of the state of Washington, a waiver thereof in writing, signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at a shareholders' meeting, either in person or by proxy, of a person entitled to notice, shall constitute a waiver of notice of the meeting, unless he attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

Section 6. Quorum. Except as hereinafter provided and as otherwise provided by law, at any properly called meeting of the shareholders, a majority in interest of all the capital stock issued and outstanding represented by shareholders of record in person or by proxy, shall constitute a quorum. At a duly organized meeting, shareholders present can continue to do business until adjournment even though enough shareholders withdraw to leave less than a quorum. When a quorum is present at any meeting, a majority in interest of the stock represented thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Articles of Incorporation or of these By-Laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 7. Proxy and Voting. Shareholders of record may vote at any meeting either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact, which shall be filed with the Secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the shareholder executing it shall have specified therein the length of

time it is to continue in force, which shall be for some limited period. Subject to the provisions of the laws of the state of Washington, and unless otherwise provided in the Articles of Incorporation, each holder of capital stock in this Corporation shall be entitled at each shareholders' meeting to one vote for every share of stock standing in his name of the books of the Corporation. Voting shall be by voice vote, except for the election of Directors and as otherwise required by law unless a stock vote is requested by any shareholder. All stock votes shall be by ballot and counted by an inspector or inspectors appointed for the purpose by the presiding officer.

Section 8. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

Section 9. Adjournments. Any meeting of shareholders may be adjourned. Notice of the adjourned meeting or of the business to be transacted there shall, other than by announcement at the meeting at which the adjournment is taken, not be necessary. At an adjournment at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called.

Section 10. Conference Telephone. Meetings of the shareholders may be effectuated by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.

Article III.
Board of Directors

Section 1. Number, Tenure, Election, and Qualifications. The business affairs and property of the Corporation shall be managed by a Board of not less than five (5) Directors, majority of whom shall be "independent Directors" as defined by NASD, as shall be determined, from time to time, by the Board of Directors.

Unless otherwise specified in these By-Laws, each Director shall serve until the next Annual Meeting of the Shareholders and until a successor is duly elected and qualified. Directors need not be shareholders in the Corporation. Directors shall have reached the age of majority.

Nomination for the election of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of Directors. Any shareholder nominations for the election of a Director shall be made by notice in writing mailed or delivered to the Secretary of the Corporation not less than ten (10) days nor more than fifty (50) days prior to the Annual Meeting of Shareholders at which Directors are to be elected; provided, however, if less than fifteen (15) days notice of the meeting is given to the shareholders, such nominations shall be mailed or delivered to the Secretary of the Corporation not later than the close of business on the fiftieth (50) day following the day on which notice of the meeting was given. Such notice shall set forth, at a minimum, the name, age, business address, principal occupation or employment of each nominee, and the number of shares of the Corporation's stock which is beneficially owned by such nominee. The Chairman presiding at the shareholders' meeting at which Directors are to be elected shall have the authority to determine and declare to the shareholders at the meeting that a nomination was not made in accordance with the foregoing procedure and is defective. Any nomination so declared to be defective shall be disregarded and of no effect.

Section 2. Powers of Directors. The Board of Directors shall have the entire management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is hereby vested with all the power possessed by the Corporation itself so far as this delegation of authority is not inconsistent with the laws of the state of Washington, with the Articles of Incorporation of the Corporation, or with these By-Laws. Such powers shall include, but not be limited to, the power to increase the number of members of the Board of Directors and to fill any vacancies on such Board, as hereinafter provided, and to generally make, alter, or repeal these By-Laws. The Board of Directors shall also have power to determine what constitutes net earnings, profits, and surplus, respectively, what amount shall be reserved for working capital and for any other purposes, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.

Section 3. Annual and Regular Meetings. The annual meeting of the Board of Directors shall be held without other notice than this Bylaw the same day, and at the same place, as the annual meeting of shareholders or as soon as possible thereafter for the purpose of electing the officers of the Corporation for the upcoming year and transacting other business. Regular meetings of the Board of Directors shall be held at such places, and at such times as the Board by vote may determine, and, if so determined, no notice thereof need be given.

Section 4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place whenever called by the President or two Directors, notice thereof being given to each Director by the Secretary, or an Assistant Secretary or an officer calling the meeting, or any time without formal notice provided all Directors are present or those not present shall at any time waive or have waived notice thereof.

Section 5. Notice. Notice of special meetings, stating the time and place thereof, shall be given by mailing the same to each Director at his residence or business address at least two (2) days before the meeting, or by delivering the same to him personally or by telegraphing the same to him at his residence or business address not later than the day before the day on which the meeting is to be held, unless, in case of emergency, the Chairman of the Board of Directors or the President shall prescribe a shorter notice to be given personally or by telephoning each Director at his residence or business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

Section 6. Waiver of Notice. A Director may waive in writing notice of a special meeting of the Board either before or after the meeting; and his waiver shall be deemed to be equivalent of giving notice. Attendance of a Director at a meeting shall constitute waiver of notice of that meeting unless he attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

Section 7. Conference Telephone. Meetings of the Board of Directors or any committee designated by the Board of Directors may be effectuated by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meetings.

Section 8. Quorum of Directors. A majority of the members of the Board of Directors as constituted for the time being shall constitute a quorum for the transaction of business. When a quorum is present at any properly called meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law or by these By-Laws.

Section 9. Adjournment. Any meeting of the board of Directors may be adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting of which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

Section 10. Action Without a Meeting. Any action required or permitted to be taken by the Board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

Section 11. Resignation and Removal. Any Director of the Corporation may resign at any time by giving written notice to the Corporation, to the Board of Directors, or to the Chairman of the Board, or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time be not specified therein, upon its acceptance by the Board of Directors.

Section 12. Vacancies and Increases in Board. If the office of any Director becomes vacant by reason of death, resignation, removal, disqualification, or otherwise, the Directors may, by the affirmative vote of the majority of the remaining directors, though less than a quorum, choose a successor or successors who shall hold office for the unexpired term. Vacancies in the Board of Directors may be filled for the unexpired term by the shareholders at a meeting called for that purpose, unless such vacancies shall have been filled by the Directors. Vacancies resulting from an increase in the number of Directors may be filled in the same manner.

The Board of Directors is authorized to increase the number of persons to comprise the Board of Directors in any period between annual shareholders meetings by the affirmative vote of the majority of the Directors; provided, however, that without the

unanimous consent of all Directors the number of Directors to comprise the Board of Directors shall not be increased by more than six (6) persons within any twelve (12) month period.

Section 13. Compensation. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated compensation as director, or a fixed sum for attendance at each meeting of the Board of Directors, or both, as shall be fixed by a resolution of the Board. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 14. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 14. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

(1) declare dividends or distributions, except at a rate or in periodic amount determined by the Board of Directors;

(2) approve or recommend to shareholders actions or proposals required by this title to be approved by shareholders;

(3) fill vacancies on the Board of Directors or any committee thereof;

(4) amend the By-Laws;

(5) authorize or approve the reacquisition of shares unless pursuant to general formula or method specified by the Board of Directors;

(6) fix compensation of any Director for serving on the Board of directors or on any committee;

(7) approve a plan of merger, consolidation, or exchange of shares not requiring shareholder approval;

(8) reduce earned or capital surplus;

(9) appoint other committees of the Board of Directors or or the members thereof; or

(10) act for the Board of Directors in considering or approving any business combinations as defined in the Articles of Incorporation.

ARTICLE IV.

Officers

Section 1. Positions. The officers of this Corporation shall be a President, who shall be a Director, one or more Vice-Presidents, a Secretary and a Treasurer. The Board of Directors in its discretion may elect a Chairman of the Board of Directors, who, when present, shall preside at all meetings of the Board of Directors, and who shall have such other powers as the Board shall prescribe.

Section 2. Eligibility of Officers. The President and the Chairman of the Board of Directors need not be shareholders, but shall be Directors of the Corporation. The Vice-President, Secretary, Treasurer and such other officers as may be elected or appointed need not be shareholders or Directors of the Corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary; provided, however, if all of the issued and outstanding shares of stock of the Corporation are owned of record by one shareholder, one person may hold all or any combination of offices.

Section 3. <u>Additional Officers and Agents</u>. The Board of Directors, at its discretion, may appoint one or more assistant treasurers, and one or more assistant secretaries, registrars and transfer agents for the securities issued by the Corporation, and such other officers or agents as it may deem advisable, and prescribe the duties thereof.

Section 4. <u>Election and Term of Office</u>. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereafter provided.

Section 5. <u>Chief Executive Officer</u>. The Chief Executive Officer of the Corporation shall be responsible for the general management of the Company and shall perform such other duties as the Board of Directors shall designate. When the Chairman of the Board is not present, the Chief Executive Officer shall preside at all meetings of the shareholders and shall, among other duties, determine the order of business, all procedures related to the meeting, including but not limited to the manner of voting and the conduct of business, and when the Chairman of the Board is not present, shall preside at all meetings of the Board of Directors."

Section 6. <u>President</u>. The President shall serve at the pleasure of the Board of Directors, is responsible for the day to day management of the Corporation and shall perform such other duties as the Board of Directors shall designate. The President or Vice Presidents, unless some other person is specifically authorized by resolution of the Board of Directors, shall sign all certificates of stock, bonds, deeds, mortgages, extension agreements, modification of mortgage agreements, leases and contracts of the Corporation."

Section 7. Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event that there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors or in the absence of any designation, then in the order of their original election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 8. Secretary. The Secretary shall keep accurate minutes of all meetings of the shareholders, the Board of Directors, and Committees, and shall perform all the duties required of him by these By-Laws and those commonly incident to his office, and shall perform such other duties and have such other powers as the Board of Directors shall designated. The Secretary shall, together with the President or a Vice-President, sign certificates of stock of the Corporation. In his absence at any meeting, an Assistant Secretary or a secretary pro tempore shall perform his duties thereat. The Secretary, any Assistant Secretary, and any secretary pro tempore shall be sworn to the faithful discharge of their duties.

Section 9. Treasurer. The Treasurer, his agent, or such other person or persons as authorized by the Board of Directors shall have the care and custody of the money, funds, valuable papers, and documents of the Corporation (other than his own bond, if any, which shall be in the custody of the officers not holding the position of Treasurer), and shall have exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office, and shall give bond in such form and with sureties as shall be required by the Board of Directors. Said person shall deposit all funds of the Corporation in such bank

or banks, trust company or trust companies, or with such firm or firms, doing a banking business, as the Directors may designate. Said person may endorse for deposit or collection all checks and notes payable to the Corporation or its order, may accept drafts on behalf of the corporation, and together with the President or a Vice President may sign certificates of stock. Said person shall keep accurate books of account of the Corporations' transactions which shall be the property of the Corporation, and, together with all its property in his possession, shall be subject at all times to the inspection and control of the Board of Directors.

All checks, drafts, notes, or other obligations for the payment of money shall be signed by such officer or officers or agents as the Board of Directors shall by general or special resolutions direct. The Board of Directors may also in its discretion require, by general or special resolution, that checks, drafts, notes, and other obligations for the payment of money shall be countersigned or registered as a condition to their validity by such officer or officers or agent or agents as shall be directed in such resolution.

Section 10. Compensation. The Chief Executive Officer serves at the pleasure of the Board and shall provide his recommendations for executive officer compensation to the Compensation and Administration Committee of the Board of Directors. The Compensation and Administration Committee shall review the recommendations of the Chief Executive Officer and upon the Committees approval of executive officer compensation, the Committee shall make its recommendations for executive officer compensation to the Board of Directors. The Board of Directors shall have the final authority to and shall establish executive officer compensation. After review of the recommendations of the Compensation and Administration Committee, the Board of Directors shall have the authority to establish their own compensation. No Officer shall be prevented from receiving any compensation by reason of also being a Director of the Corporation. The Board of

Directors shall have the authority to authorize and establish bonus plans, stock option plans and other compensation programs. The Compensation Committee of the Board of Directors shall have the exclusive authority to grant stock options under any Corporate stock option plan.

Section 11. Resignation or Removals. Subject to any contractual obligations, any officer of the Corporation may resign at any time by giving written notice to the Corporation, to the Board of Directors, or to the Chairman of the Board, or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified therein, upon its acceptance by the Board of Directors.

The Board of Directors, by vote of not less than a majority of the entire Board, or the President, may remove from office any officer or agent elected or appointed by the Board of Directors. The removal shall be without prejudice to the contract rights, if any, of the persons so removed.

Section 12. Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, removal, disqualification, or otherwise, the Directors may, by the affirmative vote of a majority of the remaining directors, though less than a quorum, choose a successor or successors who shall hold office for the unexpired term.

ARTICLE V.
Certificates of Shares and Their Transfer

Section 1. Certificates of Shares. Every shareholder shall be entitled to a certificate or certificates of the capital stock of the Corporation in such form as maybe prescribed by the Board of Directors, duly numbered and sealed manually or by facsimile with the corporate seal of the Corporation and setting forth the number and kind of shares. Such certificates shall be signed by the

President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees.

Section 2. Transfer of Stock. Shares of stock may be transferred by delivery of the certificate accompanied by either an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign, and transfer the same on the books of the Corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, and shall be transferable on the books of the Corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the Corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares. It shall be the duty of every shareholder to notify the Corporation of his post office address.

Section 3. Loss of Certificates. In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

Section 4. Transfer Books. Closing of transfer books or fixing of record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, not to exceed in any case fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least

ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as to the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date at which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 5. Voting Record . The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the shareholders entitled to vote at such meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall presumptively determine the identity and shareholdings of those persons entitled to vote at the meeting. Such records shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof, and, for any purpose germane to the meeting, for not less than ten (10) days prior to the meeting.

ARTICLE VI.
Indemnification

VI.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise

involved (including without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the Corporation or, that being or having been such a Director or officer or an employee of the Corporation, he or she is or was serving at the request of the Corporation, as a Director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of a proceeding is alleged action in an official capacity as such a Director, officer, employee or agent or in any other capacity while serving as such a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that no indemnification shall be provided to any such indemnitee if the Corporation is prohibited by the nonexclusive provisions of the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification; and provided, further, that except as provided in subsection VI.2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this subsection VI.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of

expenses"). Any advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this subsection VI.1 and (1) upon delivery to the Corporation of a written affirmation (hereinafter an "affirmation") by the indemnitee of his or her good faith belief that such indemnitee has met the standard of conduct necessary for indemnification by the Corporation pursuant to this Article or (2) upon such determination (hereinafter a "determination") as may be permitted or required by the Washington Business Corporation Act or other applicable law.

VI.2 Right of Indemnitee to Bring Suit. If a claim under subsection VI.1 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking and affirmation or determination have been tendered to or made by the Corporation) and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled. Neither the failure of the Corporation (including the Board, independent legal counsel or the shareholders) to have made a determination prior to the commencement of such suit that

indemnification of the indemnitee is proper in the circumstances nor an actual determination by the Corporation (including the Board, independent legal counsel or the shareholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

VI.3 Nonexclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or By-Laws of the Corporation, general or specific action of the Board, contract or otherwise.

VI.4 Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The Corporation may enter into contracts with any Director, officer, employee or agent of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

VI.5 Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents of the Corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

VI.6 Persons Serving Other Entities. Any person who is or was a Director, officer or employee of the Corporation who is or was serving as a Director or officer of another corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the Corporation shall be deemed to be so serving at the request of the Corporation and entitled to indemnification and advancement of expenses under subsection VI.1 of this Article.

ARTICLE VII.

Seal

The seal of this Corporation shall consist of a flat-faced circular die with the following words and figures cut or engraved thereon:

KEY TRONIC CORPORATION

Corporate Seal, Washington

ARTICLE VIII.

Fiscal Year

The fiscal year of the Corporation shall end on the 30th day of June of each year.

ARTICLE IX.

Amendments

The By-Laws may be amended, repealed or altered, in whole or in part, by the vote of a majority of the Board of Directors at any annual meeting or special meeting. the Board of Directors may adopt, alter, amend, or repeal such By-Laws as shall be necessary for the regulation and management of the affairs of the Corporation and which shall be consistent with the laws of the State of Washington and the Articles of Incorporation.

ARTICLE X.

Special Corporate Acts

Section 1. Execution of Written Instruments. Contracts, deeds, documents, and instruments shall be executed by the President and attested by the Secretary unless the President or Board of Directors shall, in a particular situation, designate another procedure for execution.

Section 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

Section 3. Voting Shares Held in Other Corporations. In the absence of other arrangements by the Board of Directors, shares of stock issued by any other corporation and owned or controlled by this Corporation, may be voted at any shareholders' meeting of the other corporation by the President of this Corporation, or, if he is not present at the meeting, by a Vice-President of this Corporation; and in the event neither the President nor a Vice-President is to be present at a meeting, the shares may be voted by such person as the President and Secretary of the Corporation shall, by duly executed proxy, designate to represent the Corporation at the meeting.

KNOW ALL MEN BY THESE PRESENTS: That the undersigned Secretary of KEY TRONIC CORPORATION does hereby certify that the above and foregoing are the Amended and Restated By-Laws of said Corporation as duly adopted by the Directors as the Bylaws of KEY TRONIC CORPORATION on April 29, 1983 as amended by action of the Board of Directors on November 20, 1987 and that the same do now constitute the Bylaws of this Corporation.

DATED this 31st day of July, 1992.

Attest______________________________
DAVID L. POWERS, Secretary

b#2:bylaws.792